UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): January 28, 2016

Viavi Solutions Inc.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	000-22874	94-2579683
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

430 North McCarthy Boulevard, Milpitas, CA		95035
(Address of Principal Executive Offices)		(Zip Code)

(408) 404-3600

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b) On February 2, 2016, Viavi Solutions Inc. (the “Company”) announced that Richard Belluzzo would step down from his role as Interim President and Chief Executive Officer of the Company, effective February 3, 2016. Mr. Belluzzo will continue in his role as Chairman of the Board of Directors (the “Board”).

(c) On February 2, 2016, the Company announced the appointment of Oleg Khaykin as the Company’s President and Chief Executive Officer and as a member of the Board, effective February 3, 2016.

Prior to joining the Company, Mr. Khaykin was a Senior Advisor at Silver Lake Partners. From March 2008 to January 2015 he was President and CEO and a member of the board of directors of International Rectifier, a world leader in power management technology, which was acquired by Infineon Technology AG. Before joining International Rectifier, Mr. Khaykin served most recently as the Chief Operating Officer of Amkor Technology, Inc., a leading provider of semiconductor assembly and test services, which he joined in 2003 as Executive Vice President of Strategy and Business Development. He previously held positions with Conexant Systems and its spinoff Mindspeed Technologies, Inc., as well as The Boston Consulting Group.

Mr. Khaykin holds an MBA from the Kellogg Graduate School of Management at Northwestern University’s and a Bachelor of Science in Electrical and Computer Engineering (BSECE) with High University Honors from Carnegie-Mellon University. He serves on the board of directors of Newport Corporation, where he is a member of the audit committee and chair of the compensation committee. From 2007 to 2011, Mr. Khaykin was a member of the board of directors of Zarlink Semiconductor Inc.

On January 28, 2016, the Company entered into an Employment Agreement with Mr. Khaykin (the “Employment Agreement”). The terms of the Employment Agreement are summarized below.

Cash Compensation

Pursuant to the terms of the Agreement, Mr. Khaykin’s starting base salary will be $750,000.

Mr. Khaykin will also be eligible to participate in the Company’s Variable Pay Plan. For the second half of the Company’s fiscal year 2016, Mr. Khaykin’s target bonus will be not less than 100% of his actual base salary earned during the period. His actual bonus may be increased up to 150% the target determined on a proportional basis to the extent that the Company’s actual operating income exceeds 100% of the target operating income as set forth in the Company’s Annual Operating Plan.

For the Company’s fiscal year 2017, Mr. Khaykin’s target bonus will equal 100% of his base salary. If he achieves certain revenue and operating income objectives, Mr. Khaykin’s actual bonus will range from 100% of target to 150% of target.

Equity Compensation

Mr. Khaykin is expected to receive the following equity awards:

•	An option (the “Initial Option”) for a number of shares of Company common stock determined by dividing $2,750,000 by the per share fair value of such option determined using the Black-Scholes option pricing model. The Initial Option will have a per share exercise price equal to the market closing price of the Company’s common stock on the grant date, a term of eight (8) years and will vest in equal amounts on each of his next four employment commencement anniversaries.

•	An award of restricted stock units (“Initial RSU Award”) worth $2,062,500, vesting in equal amounts on each of his next four employment commencement anniversaries.

•	An award of performance units (“Initial PSU Award”) worth $687,500, which shall be earned upon the achievement of the performance goal(s) and shall vest over the periods described in the Company’s Current Report on Form 8-K filed with the SEC on August 18, 2015, including Exhibit 10.1 thereto, except that the “Base Measurement Period” will be the period of 45 calendar days commencing on January 29, 2016 and ending on March 13, 2016.

•	An award of restricted stock units (“Special RSU Award”) for 100,000 shares of Company common stock. The Special RSU Award shall vest as to 66.6% on the first anniversary of Mr. Khaykin’s employment commencement date and 16.7% after each of the first two periods of three (3) months thereafter. If Mr. Khaykin terminates his employment other than for Good Reason (as defined in the Employment Agreement) within 12 months, or does not relocate to the San Francisco Bay area within 18 months, any vested shares will be forfeited.

•	Mr. Khaykin will also be eligible to receive an annual equity grant (the “Initial Subsequent Equity Award”) along with the Company’s other executive officers, which typically occurs in August of each year. The size of the Initial Subsequent Equity Award will be determined by the Compensation Committee of the Board, but is expected to be based upon an amount ranging from $1,625,000 to $2,500,000 based upon the achievement of the Company’s annual operating plan and Mr. Khaykin’s achievement of his personal target objectives established by the Board. That amount will then be prorated based on the portion of a year Mr. Khaykin has served in his position at the time of the award. The Initial Subsequent Equity Award will be comprised of 50% restricted stock units and 50% performance units.

We anticipate making such grants through off-plan grants as an inducement for Mr. Khaykin to the extent permitted.

Relocation Benefits

Mr. Khaykin will receive a $200,000 lump-sum relocation benefit. If and when he sells his current residence and moves to the San Francisco Bay area, he will also receive a relocation bonus equal to the amount of the sale commission on his current residence, not to exceed 6%. If Mr. Khaykin terminates his employment other than for Good Reason (as defined in the Employment Agreement) within 12 months, or does not relocate to the San Francisco Bay area within 18 months, he will be responsible for repaying the $200,000 relocation benefit.

Severance Benefits

If the Company terminates Mr. Khaykin’s employment without Cause (as defined in the Employment Agreement) or he terminates his employment for Good Reason (an “Involuntary Termination”), in addition to any accrued payments to which he is entitled, and provided that he signs a separation agreement and release of claims, Mr. Khaykin will receive certain severance benefits described in the Employment Agreement.

If an Involuntary Termination occurs within three months prior to, or one year after a Change of Control (as defined in the Employment Agreement), Mr. Khaykin will receive:

•	If the termination date occurs on or before the second anniversary of his hire date, a lump sum payment equal to 200% of his annual base salary plus 300% of his target annual bonus.

•	If the termination date occurs after the second anniversary of his hire date, a lump sum payment equal to 150% of his annual base salary plus 225% of his target annual bonus.

•	Immediate vesting of all equity awards, with performance awards treated as earned at the greater of the target amount or the actual achievement attained as of the termination date.

If an Involuntary Termination occurs during a time that is not within three months before or one year after a Change of Control, or is a termination upon Death or Disability (each as defined in the Employment Agreement), Mr. Khaykin will receive:

•	A prorated portion of the Annual Bonus for the fiscal year in which the termination date occurs, which will be determined at the end of the Company’s fiscal year based on the Company’s actual performance.

•	An additional amount equal to the sum of (i) 150% of Mr. Khaykin’s base salary at the time of termination and (ii) 150% of his target Annual Bonus.

•	Immediate vesting of all equity awards to the extent that they would have otherwise vested within 18 months of the termination date, with performance awards treated as earned at the target amount.

Whether or not an Involuntary Termination occurs within one year after a Change of Control, Mr. Khaykin will also be reimbursed for 18 months the amount equal to the difference between the monthly cost of his COBRA health and dental benefits and the amount he would have been required to contribute for health and dental coverage if he remained an active employee of the Company.

Post-Employment Covenenants

Pursuant to the Employment Agreement, Mr. Khaykin has also agreed not to solicit any Company employees, or to perform work for specifically enumerated companies in a position that would use or threaten to use, disclose or misappropriate any of the Compay’s confidential information.

The foregoing is a summary description of the material terms of the Agreement, and is qualified in its entirety by the text of the Agreement, which is attached hereto as Exhibit 10.1, which is incorporated herein by reference.

The Company and Mr. Khaykin will also enter into the Company’s standard form of indemnification agreement (the “Indemnification Agreement”), providing for the Company to indemnify Mr. Khaykin as an officer and director of the Company for certain potential risks as specified in the Indemnification Agreement. A copy of the Company’s form of Indemnification Agreement is attached as Exhibit 10.9 to the Current Report on Form 8-K which the Company filed with the Securities and Exchange Commission on April 20, 2015, and is incorporated by reference herein.

(d) On January 31, 2016 the Board elected Mr. Khaykin to the Board, effective February 3, 2016.

Item 7.01 Regulation FD Disclosure.

On February 2, 2016, the Company issued a press release announcing the appointment of Mr. Khaykin. A copy of the press release is attached as Exhibit 99.1 hereto and is incorporated by reference in its entirety herein.

The information in this Item 7.01 of this Form 8-K, including Exhibit 99.1, is intended to be furnished and shall not be deemed “filed” for purposes of Section 18 of the Exchange Act or otherwise subject to the liabilities of that Section, nor shall it be deemed incorporated by reference into any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as expressly set forth by specific reference in such filing.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

10.1	Employment Agreement between Oleg Khaykin and Viavi Solutions Inc. dated January 28, 2016

99.1	Press Release entitled “Viavi Appoints Oleg Khaykin as Chief Executive Officer” dated February 2, 2016

Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Viavi Solutions Inc.

By:	/s/ Kevin Siebert
Kevin Siebert
Vice President, General Counsel and Secretary

February 2, 2016